Exhibit 2.4

NUMBER ________	(SEE REVERSE SIDE FOR LEGEND) THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR IN THE WARRANT AGREEMENT DESCRIBED BELOW

AUSTRALIAN OILSEEDS HOLDINGS LIMITED

CUSIP G07041117

WARRANT

THIS CERTIFIES THAT, for value received is the registered holder of a warrant or warrants (the “Warrant”), expiring at 5:00 p.m., New York City time, on the five year anniversary of the completion by Australian Oilseeds Holdings Limited, a Cayman Islands exempted company (the “Company”), of an acquisition, share exchange, share reconstruction and amalgamation, contractual control arrangement or other similar business combination with one or more businesses or entities (a “Business Combination”), to purchase one-half (1/2) of one fully paid and non-assessable Class A ordinary share, par value $0.0001 per share (“Shares”), of the Company for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (a) one year from the date of the final prospectus relating to the Company’s initial public offering and (b) the Company’s completion of a Business Combination, such whole number of Shares of the Company at the price of $11.50 per whole share (subject to adjustment), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Continental Stock Transfer & Trust Company, but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent. In no event will the Company be required to net cash settle any warrant exercise. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

No fraction of a Share will be issued upon any exercise of a Warrant. A warrantholder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrantholder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder’s assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a shareholder of the Company. This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

The Company reserves the right to redeem the Warrant at any time prior to its exercise with a notice of redemption in writing to the holders of record of the Warrant, giving at least 30 days’ notice of such redemption, at any time while the Warrant is exercisable, if the last sale price of the Shares has been at least $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) on each of 20 trading days within any 30 trading day period (the “30-day trading period”) ending on the third trading day prior to the date on which notice of such call is given and if, and only if, there is a current registration statement in effect with respect to the Shares underlying the Warrants for each day of the 30-day trading period and continuing each day thereafter until the date of redemption. The redemption price of the Warrants is to be $0.01 per Warrant. If the foregoing conditions are satisfied and the Company calls the Warrant for redemption, each holder will then be entitled to exercise his, her or its Warrant prior to the date scheduled for redemption; provided that the Company may require the registered holder who desires to exercise the Warrant, to elect cashless exercise as set forth in the Warrant Agreement, and such Registered Holder must exercise the Warrants on a cashless basis if the Company so requires. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $0.01 call price.

By
SEAL
	Chief Executive Officer	2024	Chief Executive Officer

ELECTION TO PURCHASE

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the ordinary shares issuable upon the exercise of such Warrants pursuant to the method selected below, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

PLEASE CHECK ONE METHOD OF PAYMENT:

☐ “Cash Exercise” with respect to Warrant Shares; and/or

☐ “Cashless Exercise” with respect to Warrant Shares because on the date of this exercise, there is no effective registration statement registering the Warrant Shares, or the prospectus contained therein is not available for the resale of the Warrant Shares, in which event the Company shall deliver to the registered holder(s) Ordinary Shares pursuant to Section 3.3.2 of the Warrant Agreement.

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

THE SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES ACT OF 1933, AS AMENDED).

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, _______________________ hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint _________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT FORM MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES ACT OF 1933, AS AMENDED).